UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/27/2014

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway

Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

As reported on Form 8-K filed by Innospec Inc. (“Innospec”) on October 1, 2014, on September 30, 2014, Innospec entered into a Membership Interest Purchase Agreement and related side letter (the “Agreement”) with IOC Holdings, LLC, which was a portfolio company of CSL Capital Management LLC, (“Seller”) and Innospec Oil Field Chemicals, LLC, which is a subsidiary of Innospec, (“Buyer”), pursuant to which, upon the terms and conditions of the Agreement, the Seller agreed to sell to the Buyer all of the issued and outstanding membership interests (the “Membership Interests”) in Independence Oilfield Chemicals, LLC (“Independence”).

On October 27, 2014, Innospec completed its acquisition of Independence pursuant to the Agreement and acquired 100 % of the Membership Interests in Independence. The initial portion of the purchase price which Innospec paid in cash at closing was $98,990,011.60, which represents 51 per cent of the estimated total purchase price and is approximately 7.5 times Independence’s annualized earnings before interest, taxes, depreciation and amortization, based on recent trading performance. As Independence has been in a phase of very rapid growth, the remaining payments are performance related and payable over the next two years at the same multiple. Innospec’s first such deferred consideration payment is payable approximately one year after closing and the second one payable approximately two years after closing, with a portion of such deferred payments payable, at Innospec’s election, in shares of Innospec’s common stock. As previously disclosed, there will be a post-closing adjustment to the purchase price. Innospec funded the initial purchase price payment from existing cash and debt facilities.

Independence, based in Houston TX, services the oil and gas industry, with a focus on completion, stimulation and production chemicals. Independence has been growing very rapidly and has current annualized sales of approximately $150 million. Innospec now has a full range of technologies to cover drilling, completion, stimulation and production chemicals and is present in all the major US basins. Innospec expects the transaction to be accretive immediately, adding around $0.60 per share to its annualized pre-amortization earnings per share.

Further details of the terms of the Agreement are contained in Innospec’s Current Report on Form 8-K filed on October 1, 2014. A copy of the Agreement is attached hereto as Exhibit 2.1.

Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “believes” or similar words or expressions), for example, which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2013, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the attached exhibit index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

By:	/s/ David E. Williams
David E. Williams
VP, General Counsel and CCO

Date: October 31, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement among IOC Holdings, LLC, Innospec Oil Field Chemicals, LLC and Innospec dated as of September 30, 2014

23.1	Consent of Rothstein Kass, independent auditors of Independence Oilfield Chemicals, LLC

99.1	Consolidated audited financial statements of Independence Oilfield Chemicals, LLC for the years ended December 31, 2013 and 2012

99.2	Unaudited financial statements of Independence Oilfield Chemicals, LLC for the 6 months ended June 30, 2014

99.3	Pro forma financial information